As filed with the Securities and Exchange Commission on October 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sorrento Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	33-0344842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4955 Directors Place

San Diego, California 92121

(Address of principal executive offices, including zip code)

Sorrento Therapeutics, Inc. Performance Stock Option Award Agreement

(Full title of the plan)

Dr. Henry Ji

Chairman of the Board of Directors, President and Chief Executive Officer

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, California 92121

(858) 203-4100

(Name, address and telephone number, including area code, of agent for service)

Copies to

Jeffrey T. Hartlin, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, California 94304 (650) 320-1800	Brian Sun, Esq. Sorrento Therapeutics, Inc. 4955 Directors Place San Diego, California 92121 (858) 203-4100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the CEO Performance Award	24,935,882	$17.30 (2)	$431,390,758.60 (2)	$47,064.73
TOTAL:	24,935,882	—	$431,390,758.60	$47,064.73

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Registrant (defined below) that become issuable under the Sorrento Therapeutics, Inc. Performance Stock Option Award Agreement, dated August 7, 2020, by and between the Company and Henry Ji, Ph.D. (the “CEO Performance Award”) by reason of any stock split, reverse stock split, stock dividend, combination, recapitalization, reclassification of the shares or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Calculated in accordance with Rule 457(h) of the Securities Act based on the $17.30 per share exercise price for the shares of Common Stock issuable upon exercise of the CEO Performance Award.

EXPLANATORY NOTE

Sorrento Therapeutics, Inc. (the “Company” or the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register 24,935,882 shares of common stock, $0.0001 par value per share (the “Common Stock”), for issuance under the Sorrento Therapeutics, Inc. Performance Stock Option Award Agreement (the “CEO Performance Award”) and for purposes of resale or reoffer thereof by the Selling Stockholder named in this reoffer prospectus. On October 16, 2020, the Registrant’s stockholders approved the CEO Performance Award.

This registration statement contains two parts, Part I and Part II.

The first part, Part I, contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of the shares of Common Stock referred to above that constitute “control securities”, within the meaning of the Securities Act, by the Selling Stockholder named in the reoffer prospectus that may be issued to him pursuant to the CEO Performance Award. In addition, certain information relating to issuances under the CEO Performance Award is omitted from Part I, as further described below in the next paragraph and under the heading “Item 1. Plan Information”.

Part II contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the CEO Performance Award information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “SEC”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the CEO Performance Award as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the SEC or its staff a copy or copies of all of the documents included in that file. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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Sorrento Therapeutics, Inc.

Reoffer Prospectus

24,935,882 Shares of Common Stock

This reoffer prospectus relates to 24,935,882 shares (the “Shares”) of common stock (“Common Stock”) of Sorrento Therapeutics, Inc. (the “Company”) that may be reoffered or resold from time to time by Dr. Henry Ji, Ph.D., our Chairman of the Board of Directors, Chief Executive Officer and President (the “Selling Stockholder”), that are acquired or that may be acquired under that certain Performance Stock Option Award Agreement, dated August 7, 2020, between the Company and the Selling Stockholder (“CEO Performance Award”).

The Selling Stockholder may sell the shares of Common Stock covered by this reoffer prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on the Nasdaq Capital Market or any other stock exchange or stock market on which the shares of Common Stock are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the shares of Common Stock are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which is deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement. For additional information on the possible methods of sale that may be used by the Selling Stockholder, you should refer to the section of this reoffer prospectus entitled “Plan of Distribution” beginning on page 8 of this reoffer prospectus.

We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder. While we will pay the expenses of registering these shares, the Selling Stockholder will bear all sales commissions and similar expenses.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire reoffer prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make an investment decision.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained on page 3 of this reoffer prospectus, and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “SRNE”. On October 21, 2020, the last reported sales price of our Common Stock was $7.85 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is October 22, 2020.

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this reoffer prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this reoffer prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This reoffer prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this reoffer prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this reoffer prospectus or any sale of a security.

The Selling Stockholder is offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this reoffer prospectus and the issuance of the shares of Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this reoffer prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this reoffer prospectus outside the United States. This reoffer prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this reoffer prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This reoffer prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), under which the Selling Stockholder may offer from time to time up to an aggregate of 24,935,882 shares of our Common Stock in one or more offerings. If required, each time the Selling Stockholder offers Common Stock, in addition to this reoffer prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this reoffer prospectus or in documents we have incorporated by reference. This reoffer prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this reoffer prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this reoffer prospectus, the statements made in this reoffer prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this reoffer prospectus, any prospectus supplement and any related free writing prospectus together with the additional information described below under “Important Information Incorporated by Reference”.

SUMMARY

This summary highlights selected information contained elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire reoffer prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Common Stock discussed under the heading “Risk Factors” contained in this reoffer prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus. You should also carefully read the information incorporated by reference into this reoffer prospectus, including our financial statements, and the exhibits to the registration statement of which this reoffer prospectus forms a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this reoffer prospectus to “Sorrento”, “the Company”, “we”, “us”, “our” or similar references mean Sorrento Therapeutics, Inc. together with its consolidated subsidiaries.

Sorrento Therapeutics, Inc.

Sorrento Therapeutics, Inc. (Nasdaq: SRNE), together with its subsidiaries (collectively, “Sorrento”, the “Company”, “we”, “us” and “our”), is a clinical stage and commercial biopharma company focused on delivering innovative and clinically meaningful therapies to patients and their families, to address unmet medical needs.

At our core, we are antibody-centric and leverage our proprietary G-MAB™ library and targeted delivery modalities to generate the next generation of cancer therapeutics. Our fully human antibodies include PD-1, PD-L1, CD38, CD123, CD47, CTLA-4, c-MET, VEGFR2, CCR2 and CD137 among others. We also have programs assessing the use of our technologies and products in autoimmune, inflammatory and neurodegenerative diseases.

Our vision is to leverage these antibodies in conjunction with proprietary targeted delivery modalities to generate the next generation of cancer therapeutics. These modalities include proprietary chimeric antigen receptor T-cell therapy (“CAR-T”), dimeric antigen receptor T-cell therapy (“DAR-T”), antibody drug conjugates (“ADC”), as well as bispecific antibody approaches. We acquired Sofusa®, a revolutionary drug delivery technology, in July 2018, which delivers biologics directly into the lymphatic system to potentially achieve improved efficacy and fewer adverse effects than standard parenteral immunotherapy. Additionally, our majority owned subsidiary, Scilex Holding Company (“Scilex Holding”) acquired the assets of Semnur Pharmaceuticals, Inc. (“Semnur”) in March 2019. Semnur’s SEMDEXATM (SP-102) compound has the potential to become the first Food and Drug Administration (“FDA”)-approved epidural steroid product for the treatment of sciatica. In response to the global COVID-19 pandemic, we are developing potential coronavirus antiviral therapies and vaccines, including ACE-MABTM, COVIDTRAPTM, COVI-MABTM, COVI-GUARDTM, COVI-SHIELDTM and T-VIVA-19TM, and diagnostic test solutions, including COVI-TRACKTM and COVI-TRACETM.

With each of our clinical and pre-clinical programs, we aim to tailor our therapies to treat specific stages in the evolution of cancer, from elimination, to equilibrium and escape. In addition, our objective is to focus on tumors that are resistant to current treatments and where we can design focused trials based on a genetic signature or biomarker to ensure patients have the best chance of a durable and significant response. We have several immuno-oncology programs that are in or near to entering the clinic. These include cellular therapies, oncolytic viruses (SeprehvirTM, SeprehvecTM) and a palliative care program targeted to treat intractable cancer pain. Our cellular therapy programs focus on CAR-T and DAR-T for adoptive cellular immunotherapy to treat both solid and liquid tumors. We have reported early data from Phase I trials of our carcinoembryonic antigen (“CEA”)-directed CAR-T program. We have treated five patients with stage 4, unresectable adenocarcinoma (four with pancreatic and one with colorectal cancer) and CEA-positive liver metastases with anti-CEA CAR-T. We successfully submitted an Investigational New Drug application (“IND”) for anti-CD38 CAR-T for the treatment of refractory or relapsed multiple myeloma (“RRMM”), and obtained clearance from the FDA and commenced a human clinical trial for this indication in early 2018. We have dosed five patients and are continuing the enrollment of additional patients.

Broadly speaking, we believe we are one of the world’s leading CAR-T and DAR-T companies today due to our investments in technology and infrastructure, which have enabled significant progress in developing our next-generation non-viral, “off-the-shelf” allogeneic CAR-T solutions. With “off-the-shelf” solutions, DAR-T therapy can truly become a drug product rather than a treatment procedure.

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Outside of immuno-oncology programs, as part of our global aim to provide a wide range of therapeutic products to meet underserved markets, we have made investments in non-opioid pain management. These include resiniferatoxin (“RTX”) which is a non-opioid-based toxin that specifically ablates nerves that conduct chronic and inflammatory pain signals while leaving other nerve functions intact and is being studied for chronic pain treatment. RTX has been granted orphan drug status for the treatment of intractable pain with end-stage cancer and two Phase I trials (intrathecal and epidural routes) in that indication are concluding. A Phase Ib trial studying tolerance and efficacy of RTX for the control of osteoarthritis knee pain was initiated in late 2018 and intermediate results have shown efficacy with no dose limiting toxicities. The osteoarthritis trial enrolled the last patient in the first quarter of 2020 and we expect to release clinical data by the end of 2020. Knee arthritis registrational trials are planned to start later in 2020 with a pivotal trial, pending meeting with the FDA and receiving clearance to proceed.

Also in this area, we have developed in-house and acquired proprietary technologies to responsibly develop next generation, branded pharmaceutical products to better manage patients’ medical conditions, maximize the quality of life of patients and enable healthcare providers to provide better patient care. The flagship product of our majority-owned subsidiary, Scilex Pharmaceuticals Inc. (“Scilex Pharma”), ZTlido® (lidocaine topical system) 1.8% (“ZTlido”), is a next-generation lidocaine delivery system which was approved by the FDA for the treatment of postherpetic neuralgia, a severe neuropathic pain condition, in February 2018, and was commercially launched in October 2018. Scilex Pharma has now built a full commercial organization, which includes sales, marketing, market access and medical affairs. ZTlido® has demonstrated superior adhesion in comparative head-to-head studies as compared to Lidoderm and is manufactured by our Japanese partner in their state-of-the-art manufacturing facility.

Additionally, we are currently conducting preclinical development of multiple therapeutic, vaccine and diagnostic candidates for the potential treatment, prevention and detection of COVID-19 across our proprietary platforms, including natural killer cell therapies, neutralizing antibodies (COVI-GUARDTM and COVI-SHIELDTM) and soluble recombinant fusion protein traps (COVIDTRAPTM) to potentially inhibit the binding of SARS-CoV-2’s spike protein with host ACE2 receptors, thereby potentially preventing viral cell entry. SARS-CoV-2 is the virus that causes COVID-19. We are also developing COVID-19 diagnostic products, including COVI-TRACKTM, for detecting the presence of antibodies against SARS-CoV-2 in patient blood samples, and COVI-TRACETM, for detecting the presence of SARS-CoV-2 in patient saliva samples.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this reoffer prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

On September 21, 2009, QuikByte Software, Inc., a Colorado corporation and shell company (“QuikByte”) consummated its acquisition of Sorrento Therapeutics, Inc., a Delaware corporation and private concern (“STI”), in a reverse merger (the “Merger”). Pursuant to the Merger, all of the issued and outstanding shares of STI common stock were converted into an aggregate of 6,775,032 shares of QuikByte common stock and STI became a wholly owned subsidiary of QuikByte. The holders of QuikByte’s common stock immediately prior to the Merger held an aggregate of 2,228,333 shares of QuikByte’s common stock immediately following the Merger.

We were originally incorporated as San Diego Antibody Company in California in 2006 and were renamed “Sorrento Therapeutics, Inc.” and reincorporated in Delaware in 2009, prior to the Merger. QuikByte was originally incorporated in Colorado in 1989. Following the Merger, on December 4, 2009, QuikByte reincorporated under the laws of the State of Delaware (the “Reincorporation”). Immediately following the Reincorporation, on December 4, 2009, we merged with and into QuikByte, the separate corporate existence of STI ceased and QuikByte continued as the surviving corporation (the “Roll-Up Merger”). Pursuant to the certificate of merger filed in connection with the Roll-Up Merger, QuikByte’s name was changed from “QuikByte Software, Inc.” to “Sorrento Therapeutics, Inc.”

Principal Executive Offices and Additional Information

Our principal executive offices are located at 4955 Directors Place, San Diego, CA 92121, and our telephone number at that address is (858) 203-4100. Our website is www.sorrentotherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this reoffer prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

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RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, as amended, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this reoffer prospectus and any applicable prospectus supplement, before deciding whether to purchase any of the Common Stock being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference into this reoffer prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of us and our subsidiaries. We caution our stockholders and other readers not to place undue reliance on such statements.

You should read this reoffer prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I - Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 3, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 11, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as filed with the SEC on August 4, 2020, and elsewhere in the other documents incorporated by reference into this reoffer prospectus.

You should assume that the information appearing in this reoffer prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this reoffer prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this reoffer prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this reoffer prospectus or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

We will receive no proceeds from the sale of the Shares by the Selling Stockholder.

The Selling Stockholder will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses the Selling Stockholder incurs in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this reoffer prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants in connection with the registration of the Shares covered by this reoffer prospectus.

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SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this reoffer prospectus, “Selling Stockholder” includes the selling stockholder listed below and donees, pledgees, permitted transferees or other successors-in-interest selling shares received after the date of this reoffer prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this reoffer prospectus to allow the Selling Stockholder or the Selling Stockholder’s successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 24,935,882 shares of our Common Stock. This reoffer prospectus relates to the reoffer and resale of shares issued or that may be issued to the Selling Stockholder under the CEO Performance Award.

No estimate can be given as to the amount or percentage of Common Stock that will be held by the Selling Stockholder after any sales made pursuant to this reoffer prospectus because the Selling Stockholder is not required to sell any of the Shares being registered under the registration statement of which this reoffer prospectus forms a part. The following table assumes that the Selling Stockholder will sell all of the Shares listed in this reoffer prospectus.

The Selling Stockholder co-founded and has served as a director of the Company since January 2006, served as its Chief Scientific Officer from November 2008 to September 2012, as its Interim Chief Executive Officer from April 2011 to September 2012, as its President and Chief Executive Officer since September 2012 and as Chairman of the Board since August 2017. The Selling Stockholder also served as our Secretary from September 2009 to June 2011. The Selling Stockholder also serves on the board of directors and in various management positions for a number of our subsidiaries.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of October 1, 2020, by the Selling Stockholder and the number of Shares being offered hereby and information with respect to shares to be beneficially owned by the Selling Stockholder after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the Selling Stockholder as a percentage of the total number of shares of Common Stock outstanding as of October 1, 2020. As of such date, 261,737,622 shares of Common Stock were outstanding.

	Shares Beneficially Owned Prior to the Offering (1)			Maximum Number of Shares of Common Stock to be Offered Pursuant to this Reoffer		Shares Beneficially Owned After the Offering (1)(2)
Name	Number		Percentage	Prospectus		Number	Percentage
Henry Ji, Ph.D.	6,790,750	(3)	2.6%	24,935,882	(4)	6,790,750	2.6%

TOTAL	6,790,750		2.6%	24,935,882		6,790,750	2.6%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of October 1, 2020) are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

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(2)	Assumes that the Selling Stockholder disposes of all of the shares of Common Stock covered by this reoffer prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholder will sell all or any portion of the shares covered by this reoffer prospectus.

(3)	Comprised of (i) 2,045,807 shares of common stock held directly, (ii) 2,271,693 shares of common stock held in family trusts, of which Dr. Ji is a co-trustee with his wife Vivian Q. Zhang, (iii) 40,000 shares of common stock held directly by Dr. Ji’s wife, and (iv) 2,433,250 shares of common stock issuable pursuant to stock options exercisable within 60 days after October 1, 2020. Each of Dr. Ji and Vivian Q. Zhang, while acting as co-trustees, have the power to act alone and have those actions binding on both trustees’ and the trusts’ assets, including voting and dispositive power over the shares of common stock held by the family trusts.

(4)	Represents shares underlying the performance option granted pursuant to the CEO Performance Award, which has not vested and will only vest upon the attainment of specified performance conditions and other conditions as specified in the CEO Performance Award.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of the Shares by the Selling Stockholder from time to time after the date of this reoffer prospectus. We will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholder. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholder may sell all or a portion of the shares of Common Stock beneficially owned by the Selling Stockholder and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for the Selling Stockholder’s account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	through the distribution of the Common Stock by the Selling Stockholder to the Selling Stockholder’s partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	in sales pursuant to Rule 144;

•	whereby broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

If the Selling Stockholder effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of Common Stock short and deliver shares of Common Stock covered by this reoffer prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

8

The Selling Stockholder may pledge or grant a security interest in some or all of the shares of Common Stock owned by the Selling Stockholder and, if the Selling Stockholder defaults in the performance of the Selling Stockholder’s secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this reoffer prospectus or any amendment to this reoffer prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this reoffer prospectus. The Selling Stockholder also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this reoffer prospectus.

The Selling Stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The aggregate proceeds to the Selling Stockholder from the sale of the Common Stock offered will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with the Selling Stockholder’s agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. There can be no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this reoffer prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the Shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the Selling Stockholder will pay all underwriting fees, discounts or commissions attributable to the sale of the Shares or any legal fees and expenses of counsel to the Selling Stockholder, if any.

Once sold under the registration statement, of which this reoffer prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

9

DESCRIPTION OF CAPITAL STOCK

General Matters

As of October 1, 2020, our authorized capital stock consisted of 750,000,000 shares of Common Stock, $0.0001 par value per share, and 100,000,000 shares of preferred stock, $0.0001 par value per share. Our board of directors (the “Board”) may establish the rights and preferences of the preferred stock from time to time. As of October 1, 2020, there were 261,737,622 shares of our Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote per share. Our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), does not provide for cumulative voting. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for our operations and potential expansion of our business. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

As of the date of this reoffer prospectus, no shares of preferred stock are issued and outstanding. Our Certificate of Incorporation provides that our Board may by resolution, without further vote or action by the stockholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Once designated by our Board, each series of preferred stock will have specific financial and other terms that will be set forth in the applicable certificate of designation for the series. Prior to the issuance of shares of each series of preferred stock, our Board is required by the General Corporation Law of the State of Delaware (the “DGCL”) and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

(a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by our Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of our Board;

(b) The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative;

(c) Whether shares of such series shall be redeemable, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

(d) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our Company;

(e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of preferred stock and the terms and conditions of such conversion or exchange;

(f) The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher or lower number of votes per share as may be designated by our Board; and

(g) The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or any of our other securities, whether or not convertible into shares of our Common Stock.

10

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of our Certificate of Incorporation and our Amended and Restated Bylaws (the “Bylaws”) which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our Certificate of Incorporation and Bylaws and Delaware law, as applicable, among other things:

•	provide our Board with the ability to alter our Bylaws without stockholder approval;

•	place limitations on the removal of directors; and

•	provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our Board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our Common Stock to decline.

Blank Check Preferred. Our Board is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 100,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series.

The authority to designate preferred stock may be used to issue a series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the Common Stock or could also be used as a method of determining, delaying or preventing a change of control.

Advance Notice Bylaws. The Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give our Board the power to approve or disapprove of stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Choice of Forum. The Bylaws provide that, unless our Board consents to an alternative forum, the Court of Chancery in the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought by or on our behalf; (ii) any direct action asserting a claim against us or any of our directors or officers pursuant to any of the provisions of the DGCL, our Certificate of Incorporation or our Bylaws; (iii) any action asserting a claim of breach of fiduciary duties owed by any of our directors, officers or other employees to our stockholders; or (iv) any action asserting a violation of Delaware decisional law relating to our internal affairs. This provision does not apply to (a) actions in which the Court of Chancery in the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of Delaware courts, or (b) actions in which a federal court has assumed exclusive jurisdiction to a proceeding. This choice of forum provision is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. However, the Bylaws do not relieve us of our duties to comply with federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. The Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision.

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This choice of forum provision in the Bylaws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. In addition, stockholders who do bring a claim in the Court of Chancery in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. Furthermore, the enforceability of similar choice of forum provisions in other companies’ governing documents has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Interested Stockholder Transactions. We are subject to Section 203 of the DGCL, which prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who is a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder, unless: (i) the transaction is approved by the board of directors before the date the interested stockholder attained that status; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) on or after the date of the transaction, the transaction is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. In general, the DGCL defines a business combination to include the following: (a) any merger or consolidation involving the corporation and the interested stockholder; (b) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (c) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (d) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (e) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Warrants

As of October 1, 2020, warrants to purchase 18,614,896 shares of Common Stock with a weighted-average exercise price of $3.52 per share were outstanding. All of our outstanding warrants are currently exercisable, except to the extent that certain of them may be subject to a blocker provision, which restricts the exercise of a warrant if, as a result of such exercise, the warrant holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 4.99%, 9.99%, 19.99% or 19.9% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of such warrant. All of our outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions. In addition, certain of the warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Stock is Philadelphia Stock Transfer, Inc., 2320 Haverford Road, Suite 230, Ardmore, PA 19003.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Common Stock offered by this reoffer prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The financial statements and financial statement schedule as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, incorporated by reference in this reoffer prospectus from the Sorrento Therapeutics, Inc. and subsidiaries (the “Company”) Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph referring to the Company’s ability to continue as a going concern and (2) express an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the Common Stock being offered under this reoffer prospectus. This reoffer prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares of Common Stock being offered under this reoffer prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Sorrento Therapeutics, Inc. The SEC’s Internet site can be found at http://www.sec.gov. Additional information with respect to us can be found on our website at www.sorrentotherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this reoffer prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 6 of the registration statement of which this reoffer prospectus forms a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers or controlling persons in connection with the Common Stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

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IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this reoffer prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this reoffer prospectus:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 3, 2020;

(b)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 11, 2020;

(c)	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 4, 2020;

(d)	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on September 1, 2020;

(e)	Our Current Reports on Form 8-K filed with the SEC on January 27, 2020, February 11, 2020, February 27, 2020, March 6, 2020, March 20, 2020, March 31, 2020, April 27, 2020, May 15, 2020, May 21, 2020, June 5, 2020, June 12, 2020 (other than information disclosed under Item 7.01 thereof), June 30, 2020, July 1, 2020, July 17, 2020, July 20, 2020, July 24, 2020, July 29, 2020, August 7, 2020, August 18, 2020, August 20, 2020, September 2, 2020, September 14, 2020, September 17, 2020, September 29, 2020, October 2, 2020, October 9, 2020, October 13, 2020, October 14, 2020, October 16, 2020 and October 20, 2020; and

(f)	The description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-36150), filed with the SEC on October 23, 2013, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this reoffer prospectus forms a part, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this reoffer prospectus and such future filings will become a part of this reoffer prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this reoffer prospectus by requesting them in writing or by telephone at the following address:

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121

Attn: Corporate Secretary

Phone: (858) 203-4100

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SORRENTO THERAPEUTICS, INC.

24,935,882 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

October 22, 2020

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 3, 2020;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 11, 2020;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 4, 2020;

(d)	the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from the Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on September 1, 2020;

(e)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 27, 2020, February 11, 2020, February 27, 2020, March 6, 2020, March 20, 2020, March 31, 2020, April 27, 2020, May 15, 2020, May 21, 2020, June 5, 2020, June 12, 2020 (other than information disclosed under Item 7.01 thereof), June 30, 2020, July 1, 2020, July 17, 2020, July 20, 2020, July 24, 2020, July 29, 2020, August 7, 2020, August 18, 2020, August 20, 2020, September 2, 2020, September 14, 2020, September 17, 2020, September 29, 2020, October 2, 2020, October 9, 2020, October 13, 2020, October 14, 2020, October 16, 2020 and October 20, 2020; and

(f)	The description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-36150), filed with the SEC on October 23, 2013, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated by reference into this Registration Statement). Requests for such information should be directed to:

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121

Attn: Corporate Secretary

Phone: (858) 203-4100

II-1

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions), or (4) for any transaction from which a director derived an improper personal benefit.

Reference also is made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The Registrant’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), eliminates the personal liability of directors to the fullest extent permitted by the DGCL and, together with the Registrant’s Amended and Restated Bylaws, provides that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it may be amended or supplemented, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

The Registrant has an insurance policy that insures its directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers.

The Registrant has indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify a director or officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of a director or officer of the Registrant, or any of the Registrant’s subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request, including liability arising out of negligence or active or passive misconduct by the officer or director. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

II-2

Item 8. Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Form S-3 filed with the SEC on June 24, 2013).

3.2	Certificate of Amendment of the Restated Certificate of Incorporation of Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 1, 2013).

3.3	Amended and Restated Bylaws of Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 15, 2019).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 23, 2009).

4.2	Sorrento Therapeutics, Inc. Performance Stock Option Award Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 20, 2020).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Paul Hastings LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

Item 9. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)     to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on October 22, 2020.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji, Ph.D.
Henry Ji, Ph.D. Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry Ji, Ph.D. and Najjam Asghar, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Henry Ji, Ph.D.	Chairman of the Board of Directors, Chief Executive Officer and President	October 22, 2020
Henry Ji, Ph.D.	(Principal Executive Officer)

/s/ Najjam Asghar	Senior Vice President and Chief Financial Officer	October 22, 2020
Najjam Asghar	(Principal Financial and Accounting Officer)

/s/ Dorman Followwill	Director	October 22, 2020
Dorman Followwill

/s/ Kim D. Janda, Ph.D.	Director	October 22, 2020
Kim D. Janda, Ph.D.

/s/ David Lemus	Director	October 22, 2020
David Lemus

/s/ Jaisim Shah	Director	October 22, 2020
Jaisim Shah

/s/ Dr. Robin L. Smith	Director	October 22, 2020
Dr. Robin L. Smith

/s/ Yue Alexander Wu, Ph.D.	Director	October 22, 2020
Yue Alexander Wu, Ph.D.

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